UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

MoneyGram International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-31950 (Commission File Number)	16-1690064 (I.R.S. Employer Identification Number)
2828 N. Harwood Street, 15th Floor Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number, including area code: (214) 999-7552
Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below in Item 5.07, at the 2015 Annual Meeting of Stockholders of MoneyGram International, Inc. (the “Company”), the Company’s stockholders approved the amendment and restatement of the MoneyGram International, Inc. 2005 Omnibus Incentive Plan (as so amended, the “Omnibus Plan”) in order to, among other things:

•	Increase the aggregate number of shares that the Company may issue under the Omnibus Plan by 2,500,000 shares.

•	Extend the term of the Omnibus Plan to May 7, 2025.

•
Include fungible share counting provisions pursuant to which shares subject to awards granted under a designated “fungible share pool” will be counted against the specified share limit (A) as one (1) share for every one (1) share subject to an option, stock appreciation right or other award for which a participant pays, or the value of the award is reduced by, an amount at least equal to the fair market value of common stock as of the grant date of the award and (B) as 1.75 shares for every one (1) share subject to an award that is not an option, stock appreciation right or other award for which a participant pays, or the value of the award is reduced by, an amount at least equal to the fair market value of common stock as of the grant date of the award.

•	Increase the per person annual limit on certain share-based awards to 550,000 shares.

A description of the material terms of the Omnibus Plan was included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2015. In addition, the foregoing summary is qualified in its entirety by reference to the full text of the Omnibus Plan, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its 2015 Annual Meeting of Stockholders on May 8, 2015. The following matters were voted on by the Company’s stockholders and received the following votes:
Proposal 1. The Company’s stockholders elected the following individuals to serve as directors of the Company for a one-year term expiring at the Company’s 2016 annual meeting of stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
J. Coley Clark	36,506,096	12,481,818	74,197	2,261,990
Victor W. Dahir	48,695,125	292,728	74,258	2,261,990
Antonio O. Garza	36,541,519	12,446,139	74,453	2,261,990
Seth W. Lawry	33,699,151	15,287,531	75,429	2,261,990
Pamela H. Patsley	48,443,499	587,102	31,510	2,261,990
Ganesh B. Rao	48,065,448	921,103	75,560	2,261,990
W. Bruce Turner	48,693,920	292,813	75,378	2,261,990
Peggy Vaughan	48,694,732	292,819	74,560	2,261,990
Proposal 2. The Company’s stockholders approved the proposed amendment and restatement of the Omnibus Plan (as described in Item 5.02 above).

For	Against	Abstain	Broker Non-Votes
46,990,513	1,972,379	99,219	2,261,990

Proposal 3. The Company’s stockholders approved the material terms of the Omnibus Plan for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended.

For	Against	Abstain	Broker Non-Votes
41,279,196	7,684,670	98,245	2,261,990

Proposal 4. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015.

For	Against	Abstain
51,111,591	127,843	84,667

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

10.1	MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended and restated effective May 8, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ Francis Aaron Henry
Name:	Francis Aaron Henry
Title:	Executive Vice President, General Counsel
and Secretary

Date:    May 13, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as amended and restated effective May 8, 2015.